EXHIBIT 10.4C
SECOND AMENDMENT TO LEASE
(PARTIAL LEASE TERMINATION)
This Second Amendment to Lease (Partial Lease Termination) (this “Second Amendment”) is entered into as of the 1st day of November, 2021, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.Landlord and Tenant are parties to that certain Lease dated June 28, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 19, 2021 (the “First Amendment” and together with the Original Lease, the “Lease”), whereby Tenant leases approximately 161,087 rentable square feet of space (“RSF”), consisting of (i) all of the rentable area (containing 41,445 RSF) (the “800 Premises”) in the building located at 800 Saginaw Drive, Redwood City, California (the “800 Building”), (ii) all of the rentable area (containing 39,967 RSF) (the “900 Premises”) in the building located at 900 Saginaw Drive, Redwood City, California (the “900 Building”), and (iii) all of the rentable area (containing 79,675 RSF RSF) (the “100 Premises”) in the building located at 100 Cardinal Way, Redwood City, California (the “100 Building”) (collectively, the “Premises”).
B.Tenant and Landlord desire to enter into this Second Amendment in order to terminate the Lease with respect to the 800 Premises only and to release one another from their respective obligations thereunder, except as otherwise provided herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.
2.Termination of the Lease of 800 Premises. Landlord and Tenant hereby agree that conditioned upon the performance by the parties of the provisions of this Second Amendment, the Lease, with respect to the 800 Premises only, shall terminate and be of no further force or effect as of 11:59 P.M. on November 6, 2021(“800 Termination Date”). Accordingly, effective as of 11:59 P.M. Pacific Daylight Time on the 800 Termination Date, (i) the 800 Premises shall no longer be considered a part of the Premises, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the 800 Premises, except those obligations under the Lease which relate to the term of Tenant’s lease of the 800 Premises prior to the 800 Termination Date and which specifically survive the expiration of the Lease (unless otherwise set forth elsewhere in this Second Amendment) (including, without limitation, Tenant’s payment of reconciliation of Direct Expenses) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease, and (ii) the “Premises” shall consist only of the 900 Premises and the 100 Premises, and the “Building” shall mean only the 900 Building and the 100 Building. Nothing contained herein shall relieve Landlord or Tenant of their respective obligations with respect to the 900 Premises or the 100 Premises. In the event that Tenant retains possession of the 800 Premises or any part thereof after the 800 Termination Date, then the provisions of Article 16 of the Original Lease shall apply.

3.Surrender of 800 Premises. Tenant hereby agrees to vacate the 800 Premises and surrender and deliver exclusive possession of the 800 Premises to Landlord on or before the 800 Termination Date and Landlord hereby agrees to accept the 800 Premises, in its condition as of the date hereof as full satisfaction of Tenant’s repair, maintenance and surrender obligations under the Lease except that the 800 Premises other than the Retained Premises shall be in vacant broom clean condition, and holes patched and painted to match nearby areas. Notwithstanding the foregoing, Landlord acknowledges that Tenant shall remain in the first (1st) floor portion of the 800 Premises (the “Retained Premises”) pursuant to a sublease (the “Sublease”) with Revolution Medicines, Inc. (the “Third Party Tenant”) and that certain furniture, fixtures and equipment (“Furniture”) will remain in the 800 Premises after transfer of possession of the 800 Premises to the Third Party Tenant. Tenant’s possession of the Retained Premises and the presence of such Furniture shall not be considered a holdover or other violation of the Lease or this Second Amendment. Landlord hereby acknowledges that Tenant shall not be required to remove or restore any of the alterations and improvements existing in or serving the 800 Premises as of the date of this Second Amendment (including the Pad, Pad Equipment, Rooftop Equipment, or Lines serving the 800 Premises).
4.Consideration to Landlord. In consideration for Landlord’s execution of this Second Amendment, Tenant shall deliver to Landlord upon execution of this Second Amendment the sum of $400,000.00 (the “800 Termination Fee”).
5.Representations of Tenant. Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the 800 Premises; (b) intentionally omitted; (c) Tenant has the full right, legal power and actual authority to enter into this Second Amendment and to terminate the Lease with respect to the 800 Premises without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the 800 Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the 800 Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease with respect to the 800 Premises and the release of liability provided for herein, the representations and warranties set forth in this Section 5 shall survive the 800 Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
6.Authority. Each of Landlord and Tenant represents and warrants to the other that it has (a) the full right, legal power and actual authority to enter into this Second Amendment and to terminate the Lease with respect to the 800 Premises without the consent of any person, firm or entity; and (b) the full right, legal power and actual authority to bind itself to the terms and conditions hereof. Landlord represents and warrants that there is no mortgage or deed of trust encumbering the 800 Premises and Landlord has the full right, legal power and actual authority to enter into this Second Amendment and to terminate the Lease with respect to the 800 Premises without the consent of any person, firm or entity.
7.Remainder of Premises. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, all terms of the Lease with respect to the 900 Premises and the 100 Premises shall (i) not be affected by this Second Amendment or the termination of the Lease with respect to the 800 Premises, and (ii) shall remain in full force and effect, including but not limited to Tenant’s extension rights set forth in Section 2.2. of the Original Lease and Section 3.2 of the First Amendment with respect to the 900 Premises and the 100 Premises and Tenant’s right to use the Existing EV Spaces serving the 100 Premises and the 900 Premises pursuant to the terms of the Lease. From and after the 800 Termination Date and so long as Tenant is in occupancy of the Retained Premises pursuant to the Sublease, Tenant shall continue to have the right to use those Existing EV Spaces serving the 800 Premises shown on Exhibit A (the “800 EV Spaces”) in connection with the Retained Premises, provided that Tenant’s use thereof shall be non-exclusive following the 800 Termination Date and used in common with the Third Party Tenant, and following expiration of the Sublease, Tenant shall have no right to use such 800 EV Spaces. In addition, Tenant shall have the right to use, in common with the occupants of the 800 Premises, the Patio Area. Landlord shall maintain the Patio Area to the same extent as if it were a Common Area and Tenant shall have no further obligation to maintain the Patio Area.
8.Disposition of Personal Property. In the event that Tenant does not remove any of its personal property, equipment and signage (“Personal Property”) from the 800 Premises, other than the Furniture and Tenant’s Personal Property in the Retained Premises, prior to such 800 Termination Date, Tenant acknowledges that Landlord shall be entitled, but shall not be obligated, to dispose of said Personal Property in any manner it deems fit, and charge the cost of such disposal to Tenant Tenant hereby waives any rights it may have to notice under California Civil Code sections 1980 et seq. with respect to such Personal Property.
9.Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Second Amendment or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.
10.Governing Law. This Second Amendment shall be governed and construed under the laws of the State of California.
11.Counterparts; Signatures. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties’ further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
12.Binding Effect. This Second Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
13.Time of the Essence. Time is of the essence of this Second Amendment and the provisions contained herein.
14.Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Second Amendment.
15.Voluntary Agreement. The parties have read this Second Amendment and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Second Amendment.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

“LANDLORD” HCP LS REDWOOD CITY, LLC, a Delaware limited liability company By: /s/ Scott Bohn Name: Scott Bohn Its: Senior Vice President	“TENANT” ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation By: /s/ Laurent Fischer Name: Laurent Fischer Its: CEO
Reviewed by ADVM Legal:

EXHIBIT A
800 EV SPACES

EXHIBIT A